EXHIBIT(a)(6)
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                    THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS
                                AMENDMENT NO. 5
                                       TO
             THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT


     AMENDMENT NO. 5 to the First Amended and Restated Master Trust Agreement dated as of September 1, 1993 (the "Agreement") of Lutheran Brotherhood Family of Funds (the "Trust"), made as of the 26th day of July, 1999.

                              W I T N E S S E T H:

     WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended at any time, so long as such amendment does not materially adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

     WHEREAS, on June 9, 1999, a majority of the Trustees voted to amend the Agreement as described in Article VII, Section 7.3 thereof to designate and establish three new series of shares (in addition to "Lutheran Brotherhood Fund", "Lutheran Brotherhood Opportunity Growth Fund", "Lutheran Brotherhood Income Fund", "Lutheran Brotherhood Municipal Bond Fund", "Lutheran Brotherhood Money Market Fund", "Lutheran Brotherhood High Yield Fund", "Lutheran Brotherhood World Growth Fund", and "Lutheran Brotherhood Mid Cap Growth Fund" heretofore established and designated), such new series to be known as "Lutheran Brotherhood Growth Fund", "Lutheran Brotherhood Value Fund", and "Lutheran Brotherhood Limited Maturity Bond Fund"; and

     WHEREAS, on June 9, 1999, a majority of the Trustees further voted that such shares of the new series, when issued, shall be validly issued, fully paid, and non-assessable by the Trust; and

     WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 5 to the Agreement; and

     NOW, THEREFORE, effective upon the effectiveness of an amendment to the Trust's registration statement on Form N-1A describing the three new series referred to herein, the Agreement is hereby amended as follows:

     "Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS AND CLASSES. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate eleven Sub-Trusts: "Lutheran Brotherhood Fund", "Lutheran Brotherhood Opportunity Growth Fund", "Lutheran Brotherhood Income Fund", "Lutheran Brotherhood Municipal Bond Fund", "Lutheran Brotherhood Money Market Fund", "Lutheran Brotherhood High Yield Fund", "Lutheran Brotherhood World Growth Fund", "Lutheran Brotherhood Mid Cap Growth Fund", "Lutheran Brotherhood Growth Fund", "Lutheran Brotherhood Value Fund", and "Lutheran Brotherhood Limited Maturity Bond Fund". Each such Sub-Trust shall consist of three classes designated as the "Class A" shares, the "Class B" shares, and the "Institutional Class" shares. The Shares of such Sub-Trusts and any Shares of any further Sub-Trust or class thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the relative rights and preferences contained in the Multiple Class Expense Allocation Plan as from time to time adopted by the Trustees and, in addition, the following relative rights and preferences;"

     The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hands as of the day and year first above written.


                                   THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS


                                   By: /s/ Rolf F. Bjelland
                                       ----------------------------------
                                   Name:  Rolf F. Bjelland
                                   Title: Chairman, Trustee and President



                                 AMENDMENT NO. 5
                                       TO
             THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT


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